Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Second Quarter 2020 Results

•	Q2 2020 net revenue of $52.6 million and pro forma EPS of $0.06
•	Q2 2020 GAAP loss per share of $0.13, compared to EPS of $0.22 in the prior year due to a $5.0 million COVID-19 restructuring charge to reduce global workforce
•	Q2 2020 ending cash balance of $37.4 million and no outstanding debt
•	Board of Directors declared a 9.5 cent quarterly dividend

MIAMI, FL – August 4, 2020 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the second quarter, which ended on June 26, 2020.

Q2 2020 net revenue (gross revenue less reimbursable expenses) was $52.6 million, down 23%, as compared to the same period in the prior year.

GAAP diluted loss per share were $0.13 for the second quarter of 2020, as compared to GAAP diluted earnings per share of $0.22 in the same period in the prior year. GAAP results for the second quarter of 2020 included a $5.0 million, or $0.13 per diluted share, restructuring charge related to the reduction of the Company’s global workforce due to the economic disruption from the coronavirus pandemic.

Q2 2020 pro forma diluted earnings per share were $0.06, as compared to $0.28 in the same period in the prior year, due to the economic disruption resulting from the coronavirus pandemic and the Company’s decision to forgo a significant level of profitability to maintain staffing levels throughout the second quarter. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

At its most recent meeting, the Company’s Board of Directors declared a quarterly dividend of 9.5 cents per share for its shareholders of record on September 25, 2020, to be paid on October 9, 2020.

At the end of the second quarter of 2020, the Company’s cash balances were $37.4 million. During the quarter, the Company did not draw down on its credit facility. As of the end of the second quarter of 2020, the Company’s remaining share repurchase program authorization was $5.6 million.

“Our operating results reflect the expected revenue declines from the coronavirus economic disruption and our decision to forgo profitability during the quarter in order to protect our associates until we had a much better assessment of the impact of the pandemic,” stated Ted A. Fernandez, Chairman & CEO of the Hackett Group, Inc.  “I am very proud of our associates’ ability to quickly take the necessary safety precautions while also successfully adapting to our clients’ virtual service delivery requirements. We are also pleased to finish the quarter with such a strong cash position without any debt which allowed us to take the necessary actions while continuing our dividend and remain strongly poised for the expected economic recovery.”

Although economic uncertainty from the COVID-19 pandemic continues to be high, the Company’s current estimates suggest that net revenue for the third quarter of 2020 will be in the range of $52.0 million to $54.0 million. The Company estimates pro forma diluted earnings per share for the third quarter of 2020 to be in the range of $0.13 and $0.15.

Other Highlights

Digital Awards Winners - The Hackett Group announced the winners of its 2020 Digital Awards, which spotlighted companies that are on the cutting edge of digital business practice. This year’s winners are IBM (artificial intelligence), Deutsche Telekom Services Europe (DTSE) (automation), DBS Bank (digital transformation), and Genpact, in collaboration with the Envision Virgin Racing Formula E Team (analytics). In addition, three companies were named as finalists in the competition: Nationwide Insurance, ABB, and Infosys BPM.

Working Capital Survey - The 1000 largest non-financial companies in the U.S. slowed payments to suppliers slightly in 2019 as they collected cash from customers more slowly and held slightly more inventory, causing overall working capital performance to decline after several years of improvement, according to the annual survey of The Hackett Group. At the same time, cash on hand and debt grew dramatically, reaching record levels. But according to The Hackett Group’s research team, the global pandemic has sparked a dramatic increase in focus on working capital and overall liquidity in 2020, driving many companies to launch comprehensive transformation efforts for the first time as they try to determine what their business will look like as the world economy emerges from the crisis.

Coronavirus Response Center - The Hackett Group continued to expand its Coronavirus Response Center, which was launched in March as part of its Web site. The center currently features nearly 30 pieces of research that offers guidance and insights for leaders in corporate finance, procurement and supply chain, human resources, information technology, and more. In addition, The Hackett Group’s Blog now includes nearly 20 posts that address pandemic response issues.

UVARS Award - Answerthink, a division of The Hackett Group and member of United VARs, announced that United VARs has received a 2020 SAP® Pinnacle Award as the Global Platinum Reseller of the Year, recognizing its outstanding contributions as an SAP partner. SAP presents these awards annually to the top partners that have excelled in developing and growing their partnership with SAP and helping customers run better. Winners and finalists in 34 categories were chosen based on recommendations from the SAP field, customer feedback, and performance indicators.

On Tuesday August 4, 2020, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET.  (800) 593-0486, [Passcode: Second Quarter].  For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 4, 2020 and will run through 5:00 P.M. ET on Tuesday, August 18, 2020. To access the rebroadcast, please dial (800) 856-2259.  For International callers, please dial (402) 280-9962.  In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 4, 2020 and will run through 5:00 P.M. ET on Tuesday, August 18, 2020.  To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, with offerings that include robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed nearly 18,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 90% of the Fortune 100, 83% of the DAX 30 and 57% of the FTSE 100.  These studies drive Hackett’s Digital Transformation Platform which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the impact of the coronavirus pandemic, including the duration and severity of the pandemic, the economic impact of the pandemic and the timing of an economic recovery, our ability to manage our business and capital resources through the pandemic, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, especially given that our clients are also impacted by the coronavirus pandemic, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of Brexit on our business, changes in general economic conditions and interest rates, our ability to mitigate the impact of the recent decline in our European operations, our ability to obtain debt financing through additional borrowings under our existing credit facility as well as other risks detailed in our Annual Report on Form 10-K for the most recent fiscal year and our Quarterly Report on Form 10-Q for the first fiscal quarter of fiscal 2020, each as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 7 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 26,	June 28,	June 26,	June 28,
	2020	2019	2020	2019
REVENUE:
Revenue before reimbursements ("net revenue")	$52,632	$67,976	$117,818	$130,346
Reimbursements	119	5,545	4,466	10,330
TOTAL REVENUE FROM CONTINUING OPERATIONS	52,751	73,521	122,284	140,676

COSTS AND EXPENSES:
Cost of service:
Personnel costs before reimbursable expenses	38,654	40,820	79,767	79,754
Non-cash stock compensation expense	1,600	1,022	2,941	1,942
Acquisition-related compensation expense (benefit)	29	(159)	29	(288)
Acquisition-related non-cash stock compensation expense	259	289	512	368
Reimbursable expenses	119	5,545	4,466	10,330
TOTAL COST OF SERVICE	40,661	47,517	87,715	92,106

Selling, general and administrative costs	11,413	15,159	25,310	29,201
Non-cash stock compensation expense	483	787	1,119	1,492
Amortization of intangible assets	238	254	476	553
Acquisition-related contingent consideration liability	-	45	-	(1,025)
Restructuring costs	5,034	-	5,034	-
TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	17,168	16,245	31,939	30,221

TOTAL COSTS AND OPERATING EXPENSES	57,829	63,762	119,654	122,327

INCOME (LOSS) FROM OPERATIONS	(5,078)	9,759	2,630	18,349

Other expense:
Interest expense	(41)	(105)	(78)	(206)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(5,119)	9,654	2,552	18,143
Income tax (benefit) expense	(1,186)	2,614	950	4,054
INCOME (LOSS) FROM CONTINUING OPERATIONS	(3,933)	7,040	1,602	14,089
Loss from discontinued operations (2)	-	(51)	(8)	(6)
NET INCOME (LOSS)	$(3,933)	$6,989	$1,594	$14,083

Basic net income (loss) per common share:
Income (loss) per common share from continuing operations	$(0.13)	$0.23	$0.05	$0.47
Weighted average common shares outstanding	30,015	29,823	29,952	29,753

Diluted net income (loss) per common share:
Income (loss) per common share from continuing operations	$(0.13)	$0.22	$0.05	$0.44
Weighted average common and common equivalent share outstanding (3)	30,015	32,374	32,301	32,334

Page 5 of 7 - The Hackett Group, Inc. Announces Second Quarter Results

PRO FORMA DATA (1):
Income (loss) from continuing operations before income taxes	$(5,119)	$9,654	$2,552	$18,143
Non-cash stock compensation expense	2,083	1,809	4,060	3,434
Acquisition-related compensation expense (benefit)	29	(159)	29	(288)
Acquisition-related non-cash stock compensation expense	259	289	512	368
Acquisition-related contingent consideration liability	-	45	-	(1,025)
Restructuring costs	5,034	-	5,034	-
Amortization of intangible assets	238	254	476	553
PRO FORMA INCOME BEFORE INCOME TAXES	2,524	11,892	12,663	21,185
Pro forma income tax expense	631	2,973	3,166	5,296
PRO FORMA NET INCOME	$1,893	$8,919	$9,497	$15,889

Pro forma basic net income per common share	$0.06	$0.30	$0.32	$0.53
Weighted average common shares outstanding	30,015	29,823	29,952	29,753

Pro forma diluted net income per common share	$0.06	$0.28	$0.29	$0.49
Weighted average common and common equivalent shares outstanding (3)	30,015	32,374	32,301	32,334

(1)The Company provides pro forma earnings results (which exclude the amortization of intangible assets, non-cash stock compensation expense, acquisition-related one-time expense (benefit), and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2)  Discontinued operations relate to the discontinuance of the Company’s European Working Capital group.

(3)  For the period in which the Company has reported a net loss, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, because dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Page 6 of 7 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 26,	December 27,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$37,370	$25,954
Accounts receivable and unbilled revenue, net	36,962	49,778
Prepaid expenses and other current assets	3,719	2,895
Total current assets	78,051	78,627
Property and equipment, net	19,724	19,916
Other assets	2,052	2,652
Goodwill	83,880	84,578
Operating lease right-of-use assets	8,753	7,962
Total assets	$192,460	$193,735

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,739	$8,494
Accrued expenses and other liabilities	34,810	32,482
Operating lease liabilities	2,701	2,707
Total current liabilities	42,250	43,683
Long-term deferred tax liability, net	7,577	7,183
Operating lease liabilities	6,052	5,255
Total liabilities	55,879	56,121

Shareholders' equity	136,581	137,614
Total liabilities and shareholders' equity	$192,460	$193,735

Page 7 of 7 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	June 26,	June 28,	March 27,
	2020	2019	2020
Revenue Breakdown by Group:
(in thousands)
S&BT (4)	$16,798	$26,261	$24,462
EEA (5)	31,399	31,005	33,223
International (6)	4,435	10,710	7,500
Net revenue from continuing operations (7)	$52,632	$67,976	$65,186

Revenue Concentration:
(% of total revenue)
Top customer	6%	4%	4%
Top 5 customers	17%	16%	15%
Top 10 customers	27%	25%	25%

Key Metrics and Other Financial Data:
Total Company:
Consultant headcount	908	999	1,026
Total headcount	1,110	1,240	1,243
Days sales outstanding (DSO)	64	68	70
Cash provided by operating activities (in thousands)	$14,547	$11,273	$6,521
Pro forma return on equity (8)	20%	26%	24%
Depreciation (in thousands)	$883	$830	$800
Amortization (in thousands)	$238	$254	$238

Remaining Plan authorization:
Shares purchased (in thousands)	-	92	73
Cost of shares repurchased (in thousands)	$—	$1,440	$1,006
Average price per share of shares purchased	$—	$15.59	$13.79
Remaining Plan authorization (in thousands)	$5,645	$3,878	$5,645

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	2	1	125
Cost of shares purchased (in thousands)	$25	$14	$1,962
Average price per share of shares purchased	$13.29	$16.39	$15.70

(4) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(5) ERP, EPM and Analytics Solutions (EEA) includes the results of our Oracle EEA and SAP Solutions Practices.

(6) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(7) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.

(8) Twelve months of pro forma net income divided by average shareholder's equity.

(9) Certain reclassifications have been made to conform with current reporting requirements.